UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

As previously disclosed in July 2006, the Board of Directors of Chordiant Software, Inc. (Chordiant) initiated a review of Chordiant’s historical stock option grant practices and appointed the Audit Committee to oversee the investigation. The Audit Committee’s review has focused on processes used to establish the option exercise price and obtain required approvals of stock option grants and the related measurement dates used for financial reporting purposes. The Audit Committee is continuing its review of certain exercises of stock options in 2001 and 2002 by former senior officers of Chordiant.

During the course of the review, the Audit Committee has reached the conclusion that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), the correct measurement dates for certain stock option grants made by Chordiant during the period 2000 to 2006 differ from the measurement dates previously used to account for such option grants. Based on that conclusion of the Audit Committee, management and the Audit Committee of Chordiant’s Board of Directors have determined that non-cash stock-based compensation expense should have been recorded with respect to those stock option grants and recognized over the vesting period of the options, and that the amount of such additional non-cash expense for the period 2001 through 2006 is expected to be approximately $8 million. The Company is continuing its review of factors that may have led to incorrect measurement dates. The majority of the errors having significant financial statement impact relate to options that were granted from late 2000 to mid 2003 and generally vested over periods ranging from one to four years if not canceled or forfeited by the recipient. On November 26, 2006, the Board of Directors, upon the recommendation of the Audit Committee and management, after considering the quantitative and qualitative analysis prepared by management relating to these issues, concluded that Chordiant should restate its historical financial statements for the years ended December 31, 2001, 2002 and 2003, the nine-month period ended September 30, 2004, the fiscal year ended September 30, 2005, and the quarters ended December 31, 2005 and March 31, 2006 because the differences were deemed to be material. Accordingly, the financial statements and all earnings press releases and similar communications issued by Chordiant relating to those periods should not be relied upon pending completion of the restatements. The amount of additional non-cash stock-based compensation expense to be recorded in any specific period or in any future period and the resulting tax and accounting impact have not been finalized.

Chordiant has discussed the above matters with BDO Seidman, LLP, the Company’s independent registered public accounting firm, and Pricewaterhouse Coopers LLP, the Company’s predecessor independent registered public accounting firm.

Chordiant expects that expenses arising from the investigation, the restatement and related activities, which will be recorded in the periods incurred, will be significant. The cost of the investigation and related accounting cost incurred through October 31, 2006 was approximately $1.5 million.

The press release issued by Chordiant on November 30, 2006 in connection with this matter is attached hereto as Exhibit 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2006, the Board of Directors of Chordiant Software, Inc. (the “Company”), accepted the resignation, effective immediately, of Samuel Spadafora, as Chairman of the Board and his retirement as the Chief Strategy Officer of the Company. The Board of Directors also appointed Steven R. Springsteel, the Company’s President and Chief Executive Officer, as the Chairman of the Board.

On November 30, 2006, the Company entered into a separation agreement with Mr. Spadafora. The material terms of the separation agreement are:

1. Mr. Spadafora will resign as a director and as an employee of the Company effective immediately.
2. The Company will pay Mr. Spadafora a severance payment in the amount of $125,000, subject to standard payroll deductions and withholdings.
3. Mr. Spadafora will sign a release excluding certain indemnification rights.
4. Mr. Spadafora will be entitled to reimbursement of the premiums for health insurance for himself and his dependants through May 30, 2009.
5. The Company is extending the post-termination exercise period applicable to Mr. Spadafora’s outstanding options to the later of (i) the original expiration of the post-termination exercise period of the options (as set forth in the applicable stock option agreements) or (ii) the last day of the 30-day period measured from the first day that the options can be exercised in compliance with applicable securities laws (e.g., the 30th day following the date on which the Company’s Registration Statement on Form S-8 is “re-activated”), but in no event later than the expiration of the ten year term of the options. In all other respects, the options will continue to be governed by the terms and conditions of the Options and the governing plan documents.
6. Mr. Spadafora will be allowed to keep his computer, monitor and cell phone.

A copy of the separation agreement dated November 30, 2006 between Mr. Spadafora and the Company is filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

        99.1 Text of press release of Chordiant Software, Inc. issued on November 30, 2006.

99.2 Separation agreement dated November 30, 2006 between Mr. Spadafora and the Company.

Safe Harbor Statement

This current report on Form 8-K includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this report are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, the final conclusions of the audit committee of the board of directors concerning matters relating to the Chordiant’s stock option grants including, but not limited to, the accuracy of the stated dates of historical option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of Chordiant or other actions that may be taken or required as a result of such review or the results of the inquiry being conducted by the Securities and Exchange Commission (“SEC”) in connection with Chordiant’s historical option grant practices. Chordiant does not undertake an obligation to update forward-looking or other statements in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 30, 2006	CHORDIANT SOFTWARE, INC

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel President and Chief Executive Officer